                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                          Settlement Date               2/28/01
                                          Determination Date            3/12/01
                                          Distribution Date             3/15/01


I.      All Payments on the Contracts                                                                                  1,864,661.06
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               62,357.38
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         85,732.68
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               11,327.79
VIII.   Transfers to the Pay-Ahead Account                                                                                (6,286.51)

IX.     Less:  Investment Earnings distributions

          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                             -217.59

Total available amount in Collection Account                                                                          $2,017,574.81
                                                                                                                  =================


DISTRIBUTION AMOUNTS                                     Cost per $1000
--------------------------------------------          ---------------------

1.   (a)  Class A-1 Note Interest Distribution                                              0.00
     (b)  Class A-1 Note Principal Distribution                                             0.00
          Aggregate Class A-1 Note Distribution            0.00000000                                                          0.00

2.   (a)  Class A-2 Note Interest Distribution                                              0.00
     (b)  Class A-2 Note Principal Distribution                                             0.00
          Aggregate Class A-2 Note Distribution            0.00000000                                                          0.00

3.   (a)  Class A-3 Note Interest Distribution                                              0.00
     (b)  Class A-3 Note Principal Distribution                                             0.00
          Aggregate Class A-3 Note Distribution            0.00000000                                                          0.00

4.   (a)  Class A-4 Note Interest Distribution                                              0.00
     (b)  Class A-4 Note Principal Distribution                                             0.00
          Aggregate Class A-4 Note Distribution            0.00000000                                                          0.00

5.   (a)  Class A-5 Note Interest Distribution                                        154,397.08
     (b)  Class A-5 Note Principal Distribution                                     1,352,599.89
          Aggregate Class A-5 Note Distribution            51.43334369                                                 1,506,996.97

6.   (a)  Class A-6 Note Interest Distribution                                        128,375.00
     (b)  Class A-6 Note Principal Distribution                                             0.00
          Aggregate Class A-6 Note Distribution            5.41666667                                                    128,375.00

7.   (a)  Class B Note Interest Distribution                                           59,285.00
     (b)  Class B Note Principal Distribution                                               0.00
          Aggregate Class B Note Distribution              5.56666667                                                     59,285.00

8.   (a)  Class C Note Interest Distribution                                           98,822.83
     (b)  Class C Note Principal Distribution                                               0.00
          Aggregate Class C Note Distribution              5.70833312                                                     98,822.83

9.   Servicer Payment

     (a)  Servicing Fee                                                                33,550.54
     (b)  Reimbursement of prior Monthly Advances                                      66,659.69
          Total Servicer Payment                                                                                         100,210.23

10.  Deposits to the Reserve Account                                                                                     123,884.78

Total Distribution Amount from Collection Account                                                                     $2,017,574.81
                                                                                                          =========================

Reserve Account distributions to Sellers
  (a)  Amounts to the Sellers (Chase USA) from Excess Collections                      62,685.70
  (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections           61,199.08
  (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                 11,706.12
  (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)      11,428.51
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                147,019.41
                                                                                                          =========================

Payahead Account distributions to Sellers
--------------------------------------------
  (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                110.10054
  (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)     107.48946
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                    217.59

INTEREST

1.Current Interest Requirement
  (a) Class A-1 Notes    @            5.845%                                                0.00
  (b) Class A-2 Notes    @                  0.06028                                         0.00
  (c) Class A-3 Notes    @            6.140%                                                0.00
  (d) Class A-4 Notes    @            6.250%                                                   0
  (e) Class A-5 Notes    @            6.420%                                          154,397.08
  (f) Class A-6 Notes    @            6.500%                                              128375
        Aggregate Interest on Class A Notes                                                                               282772.08

  (g) Class B Notes @                        0.0668                                                                           59285

  (h) Class C Notes @                 0.0685                                                                               98822.83


2.Remaining Interest Shortfall
  (a) Class A-1 Notes                                                                       0.00
  (b) Class A-2 Notes                                                                       0.00
  (c) Class A-3 Notes                                                                       0.00
  (d) Class A-4 Notes                                                                       0.00
  (e) Class A-5 Notes                                                                       0.00
  (f) Class A-6 Notes                                                                          0

        (g) Class B Notes                                                                   0.00
                                                            -----------------------

        (h) Class C Notes                                                                   0.00


3.Total Distribution of Interest                                  Cost per $1000
  (a) Class A-1 Notes                                               0.00000000              0.00
  (b) Class A-2 Notes                                                           0           0.00
  (c) Class A-3 Notes                                               0.00000000              0.00
  (d) Class A-4 Notes                                               0.00000000                 0
  (e) Class A-5 Notes                                               5.26952491        154,397.08
  (f) Class A-6 Notes                                               5.41666667            128375
               Total Aggregate Interest on Class A Notes                                                                  282772.08

  (g) Class B Notes                                                     5.566666667                                       59,285.00

--------------------------------
  (h) Class C Notes                                                            5.71                                        98822.83
                                                            -----------------------


PRINCIPAL

                                                                 No. of Contracts

1.Amount of Stated Principal Collected                                                 896254.54
2.Amount of Principal Prepayment Collected                                   37.00      407579.3
3.Amount of Liquidated Contract                                                  4      48766.05
                                                                                        --------
4.Amount of Repurchased Contract                                                 0     0.0000000
    Total Formula Principal Distribution Amount                                                                         1,352,599.89

5.Principal Balance before giving effect to Principal Distribution                       Pool Factor
  (a) Class A-1 Notes                                                                     0.0000000                             0.00
  (b) Class A-2 Notes                                                                     0.0000000                             0.00
  (c) Class A-3 Notes                                                                     0.0000000                             0.00
  (d) Class A-4 Notes                                                                     0.0000000                             0.00
  (e) Class A-5 Notes                                                                     0.9849579                    28,859,267.74
  (f) Class A-6 Notes                                                                                     1                 23700000
  (g) Class B Notes                                                                                       1            10,650,000.00

  (h) Class C Notes                                                                                       1            17,312,029.25

6.Remaining Principal Shortfall
  (a) Class A-1 Notes                                                                                                         0.00
  (b) Class A-2 Notes                                                                                                         0.00
  (c) Class A-3 Notes                                                                                                         0.00
  (d) Class A-4 Notes                                                                                                         0.00
  (e) Class A-5 Notes                                                                                                         0.00
  (f) Class A-6 Notes                                                                                                            0

  (g) Class B Notes                                                                                                            0.00
                                                                -----------------------

  (h) Class C Notes                                                                                                            0.00


7.Principal Distribution                                           Cost per $1000
  (a) Class A-1 Notes                                                 0.00000000                                               0.00
  (b) Class A-2 Notes                                                 0.00000000                                               0.00
  (c) Class A-3 Notes                                                 0.00000000                                               0.00
  (d) Class A-4 Notes                                                 0.00000000                                               0.00
  (e) Class A-5 Notes                                                46.16381877                                       1,352,599.89
  (f) Class A-6 Notes                                                                            0                                0

  (g) Class B Notes                                                                              0                             0.00
      Class C Notes                                                                              0                             0.00


8.Principal Balance after giving effect to
   Principal Distribution                                                                   Pool Factor
  (a) Class A-1 Notes                                                                        0.0000000                         0.00
  (b) Class A-2 Notes                                                                        0.0000000                         0.00
  (c) Class A-3 Notes                                                                        0.0000000                         0.00
  (d) Class A-4 Notes                                                                        0.0000000                         0.00
  (e) Class A-5 Notes                                                                        0.9387941                27,506,667.85
  (f) Class A-6 Notes                                                                                        1             23700000
  (g) Class B Notes                                                                          1.0000000                10,650,000.00

--------------------------------------------
  (h) Class C Notes                                                                              1                      17312029.25




POOL  DATA

                                                                                   Aggregate
                                                                   No. of Contracts      Principal Balance

1.Pool Stated Principal Balance as of                  36950             2,986               79,168,697.10

2.Delinquency Information                                                                                              % Delinquent

           (a) 31-59 Days                                                  67                 1,322,830.63              0.016709011
           (b) 60-89 Days                                                  13                    369733.83              0.004670202
           (c) 90-119 Days                                                 7                     20,115.35              0.000254082
           (d) 120 Days +                                                  0                          0.00                        0

3.Contracts Repossessed during the Due Period                              0                          0.00

                                                                                     ------------------
4.Current Repossession Inventory                                           1              80,314.41

5.Aggregate Net Losses for the preceding Collection
     Period
    (a)  Aggregate Principal Balance of Liquidated
         Receivables                                                       4              48,766.05
    (b)  Net Liquidation Proceeds on any Liquidated
         Receivables                                                                      62,357.38
    Total Aggregate Net Losses for the preceding
      Collection Period                                                                   -13591.33

6.Aggregate Losses on all Liquidated Receivables
  (Year-To-Date)                                                                                                          452976.65

7.Aggregate Net Losses on all Liquidated Receivables
  (Life-To-Date)                                                          467                                 4335617.430

8.Weighted Average Contract Rate of all Outstanding
  Contracts                                                                                                              0.09216486

-----------------------------------------
9.Weighted Average Remaining Term to Maturity of all
  Outstanding Contracts                                                                 114.4338302

TRIGGER ANALYSIS
1.(a)  Average 60+ Delinquency Percentage                                                1.035%
  (b)  Delinquency Percentage Trigger in effect ?                                                        NO

2.(a)  Average Net Loss Ratio                                                       0.000112613
  (b)  Net Loss Ratio Trigger in effect ?                                                          NO
  (c)  Net Loss Ratio (using ending Pool Balance)                                   0.000211261

3.(a) Servicer Replacement Percentage                                              -0.000143231
  (b)  Servicer Replacement Trigger in effect ?                                                    NO



MISCELLANEOUS

1.Monthly Servicing Fees                                                                                                  33,550.54

2.Servicer Advances                                                                                                        85732.68

3. (a)  Opening Balance of the Reserve Account                                                                           5325240.59
   (b)  Deposits to the Reserve Account                                                           123884.78
   (c)  Investment Earnings in the Reserve Account                                                 23134.63
   (d)  Distribution from the Reserve Account                                                    -147019.41
   (e)  Ending Balance of the Reserve Account                                                                            5325240.59

4.Specified Reserve Account Balance                                                                                      5325240.59

5. (a)  Opening Balance in the Pay-Ahead Account                                                                           56267.14